UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 29, 2004

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 29, 2004, pursuant to an Agreement and Plan of Merger dated December 12, 2004 by and among Oracle Corporation, a Delaware corporation (“Oracle”), Pepper Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Oracle (“Merger Sub”), and PeopleSoft, Inc., a Delaware corporation (“PeopleSoft”), Merger Sub acquired approximately 75 percent of the outstanding common stock of PeopleSoft, giving Oracle control of PeopleSoft. Additionally, Oracle designated four representatives to serve on PeopleSoft’s board of directors, replacing the PeopleSoft board members who have resigned and giving Oracle majority board representation. Two of the previously elected PeopleSoft board members will remain on the PeopleSoft board until the merger between the companies is completed.

The initial offering period of Merger Sub’s tender offer to purchase all of the outstanding shares of common stock of PeopleSoft, Inc. (the “Offer”) expired at 12:00 midnight, New York City time, on Tuesday, December 28, 2004 (“Expiration Date”).

Oracle and Merger Sub announced a subsequent offering period commencing on Wednesday, December 29, 2004 and expiring on Tuesday, January 4, 2005 at 8:00 p.m., New York City time. During the subsequent offering period, Merger Sub will accept for payment and promptly pay for shares of PeopleSoft as they are tendered. PeopleSoft stockholders who tender shares during such period will be paid the same $26.50 per share cash consideration paid during the initial offering period. Shares tendered during the subsequent offering period may not be withdrawn. Merger Sub may extend the subsequent offering period. If the subsequent offering period is extended, Merger Sub will notify the depositary for the offer and issue a press release prior to 9:00 a.m. New York City time on the first business day following the date the subsequent offering period was scheduled to expire.

Oracle’s calculations indicate that, as of December 31, 2004, 299,237,432 shares have been validly tendered and accepted for payment by Merger Sub, representing approximately 75% of the outstanding shares of common stock of PeopleSoft. The consideration for the 299,237,432 shares tendered in the offer consisted of approximately $7.9 billion in cash.

Pursuant to the terms and conditions of the Agreement and Plan of Merger, Merger Sub will be merged with and into PeopleSoft, and each outstanding share of PeopleSoft Common Stock not tendered into the Offer (other than shares held by PeopleSoft, Oracle, Merger Sub or stockholders who properly perfect appraisal rights under Delaware law) will be converted into the right to receive $26.50 per share in cash, without interest. Following the consummation of the Merger, PeopleSoft will continue as the surviving corporation and a wholly-owned subsidiary of Oracle. Assuming Merger Sub has acquired at least 90% of the outstanding PeopleSoft Common Stock following the expiration of the subsequent offering period, the merger is expected to occur promptly thereafter.

To provide a portion of the funds used for payment of the shares purchased in the Offer and the merger, on December 28, 2004, Oracle entered into a 364-Day Term Loan Agreement (the “Credit Agreement”) among Oracle; the lenders named in the Credit Agreement; Wachovia Bank, National Association, as Administrative Agent (“Wachovia”); Credit Suisse First Boston and ABN AMRO Bank N.V., as Syndication Agents; Bank of America, N.A. and Deutsche Bank Securities, Inc., as Documentation Agents; and Wachovia Capital Markets, LLC and Credit Suisse First Boston, as Joint Lead Arrangers and Joint Bookrunners, in the aggregate amount of $9.5 billion. Oracle delivered a notice of borrowing and conversion to Wachovia requesting a borrowing under the Credit Agreement in the amount of $9.2 billion which was funded on December 29, 2004. Further information regarding the Credit Agreement is set forth in Oracle’s Current Report on Form 8-K filed on January 3, 2005.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: January 3, 2005	By:	/s/ Daniel Cooperman
	Name:	Daniel Cooperman
	Title:	Senior Vice President, General Counsel and Secretary

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